Exhibit 10.6

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this “Agreement”) is dated as of August 10, 2023, by and between Oxbridge Acquisition Corp. (together with its parents, subsidiaries and affiliates, “Oxbridge”)1, Jet Token Inc. (together with it parents, subsidiaries and affiliates, “Jet Token”) and Maxim Group LLC (together with its parents, subsidiaries and affiliates, “Maxim”). Oxbridge and Maxim are each sometimes referred to herein individually as a “Party” and together as the “Parties.”

W I T N E S S E T H

WHEREAS, on or around August 11, 2021, Maxim and Oxbridge executed an underwriting agreement related to the initial public offering of Oxbridge (the “Underwriting Agreement”);

WHEREAS, pursuant to Section 1.3 of the Underwriting Agreement, Maxim and Oxbridge agreed that 3.5% of the gross proceeds from the sale of the Firm Units and the gross proceeds from the sale of the Option Units, for a total of $4,025,000 (the “Deferred Underwriting Commission”), was deposited in and held in the Trust Account and would be payable directly from the Trust Account, without accrued interest, to Maxim for its own account upon consummation of the Business Combination2;

WHEREAS, Oxbridge is in the process of consummating a Business Combination with Jet Token and other parties, and the surviving publicly traded entity shall be Jet.AI Inc. (“Jet.AI”);

WHEREAS, Oxbridge has informed Maxim that upon consummation of the Business Combination, it will not be able to comply with the terms of the Underwriting Agreement with respect to the Deferred Underwriting Commission;

WHEREAS, the Parties have agreed that in fully satisfaction of the Deferred Underwriting Commission Jet.AI will, as set forth in this Agreement, issue shares of its common stock and shares of a new series of preferred stock to Maxim in full satisfaction of the Deferred Underwriting Commission; and

WHEREAS, the Parties wish to resolve any and all disputes that have arisen or may arise between the Parties regarding their rights and obligations relating to the Deferred Underwriting Commission.

1 Oxbridge will be renamed “Jet.AI Inc.” in connection with the Business Combination. As used herein, “Oxbridge” and “Jet.AI” shall mean Oxbridge Acquisition Corp., prior to the name change, or Jet.AI Inc., following the name change, as context requires.

2 Capitalized terms in this recital that are not otherwise defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

NOW THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1. Stock Consideration. As full consideration for the Deferred Underwriting Commission that is owed to Maxim by Oxbridge:

1.1 Common Stock Consideration.

a.	Jet.AI shall, at the closing of the Business Combination (the “Closing Date”), issue to Maxim Partners LLC 270,000 shares of Jet.AI common stock (the “Common Shares”);

b.	The Common Shares shall be subject to a Registration Rights Agreement between Jet.AI and Maxim in the form attached hereto as Exhibit A, which shall be executed concurrently with this Agreement; and

c.	The Common Shares shall be held at the transfer agent of Jet.AI in book entry in the name of Maxim Partners LLC as of the closing of the Business Combination.

1.2 Preferred Stock Consideration.

a.	Jet.AI shall, at the closing of the Business Combination, issue to Maxim Partners LLC a number of shares of Series A Convertible Preferred Stock in an amount equal in value to $1,127,000 (the “Preferred Shares”), based on the valuation (the “Valuation”) set forth in the Certificate of Designation for Series A Preferred Shares attached hereto as Exhibit B (the “Certificate of Designation”), which Preferred Shares shall have the rights, terms and conditions set forth in the Certificate of Designation; and

b.	The Common Shares issuable upon conversion of the Preferred Shares (the “Underlying Shares”) shall be subject to a Registration Rights Agreement between Jet.AI and Maxim in the form attached hereto as Exhibit A, which shall be executed concurrently with this Agreement.

2. Maxim Representations and Warranties. In connection with the offer and issuance of the Common Shares and Preferred Shares to Maxim pursuant to this Agreement, Maxim represents and warrants to Oxbridge that (i) such shares are to be acquired for investment purposes and for its own account, Maxim is familiar with the business and affairs of Oxbridge and has access to sufficient information about Oxbridge upon which to make an investment decision, (ii) upon their issuance, the shares will be restricted securities under the Securities Act of 1933, as amended (the “Securities Act”), and subject to restrictions on transfer, (iii) that an investment in Oxbridge is subject to numerous risks, including those identified in reports filed by Oxbridge with the U.S. Securities and Exchange Commission and (iv) Maxim is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

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3. Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement. A facsimile or PDF signature shall be deemed to be an original signature for all purposes.

4. Further Assurances. Each Party hereto agrees that, from time to time, such Party will promptly execute and deliver all such further notices, instruments, consents and documents, and take all such further action, as may be reasonably necessary to effect the agreements of the Parties hereto set forth herein.

5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Party hereto and its successors and assigns.

6. Interpretation; Entire Agreement. This Agreement sets forth the entire agreement and understanding among the Parties relating to the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and settlements, oral or written, relating to the subject matter, are merged herein. This Agreement is not intended to, nor shall be deemed to, obviate, supersede or otherwise affect any terms of the Underwriting Agreement or other agreements that may exist between the Parties, except as specifically set forth herein. This Agreement may not be altered or amended except by a written instrument signed by all of the Parties. Any provision of this Agreement is found to be contrary to law or otherwise invalid, void or unenforceable, it shall be deemed omitted but shall not affect the remaining terms of this Agreement, which shall remain in full force and effect.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any law or principles that would make this choice of law provision invalid. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

8. Authority. Each person whose signature is affixed hereto in a representative capacity represents and warrants that he or she is authorized and empowered to execute this Agreement on behalf of, and to bind, the person or entity on whose behalf his or her signature is affixed, and the Parties hereto represent and warrant that they have all requisite authority to enter into this agreement and effect the terms thereof.

[Signature Page Follows]

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Intending to be legally bound hereby, the parties executed the foregoing Settlement Agreement this 10th day of August, 2023.

OXBRIDGE ACQUISITION CORP.

By:	/s/ Jay Madhu
Name:	Jay Madhu
Title:	Chief Executive Officer

JET TOKEN INC.

By:	/s/ Mike Winston
Name:	Mike Winston
Title:	Executive Chairman

MAXIM GROUP LLC

By:	/s/ Clifford Teller
Name:	Clifford Teller
Title:	Co-President

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